UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 14, 2015

________________________

COMVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Quannapowitt Parkway Wakefield, Massachusetts (Address of principal executive offices)		01880 (Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

N/A
(Former Name or Former Address, if changed since last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of a Director

On May 9, 2015, Neil Montefiore informed Comverse, Inc. (the “Company”) that he will not stand for re-election at the upcoming 2015 annual meeting of stockholders (the “Annual Meeting”) and will be resigning from the Company’s Board of Directors effective the date of the Annual Meeting.  Mr. Montefiore, whose primary expertise lies with the Company’s billing and active customer management systems business (“BSS”), advised the Company that his resignation was prompted by the recently announced pending sale of the Company’s BSS business to Amdocs Limited.

(e) Compensatory Arrangements of a Certain Officer

On May 14, 2015, the Company and Philippe Tartavull, its President, Chief Executive Officer and Director, entered into an amendment (the “Amendment”) to Mr. Tartavull’s employment agreement dated April 26, 2012. Pursuant to the Amendment, Mr. Tartavull’s term of employment was extended for a year through May 21, 2016.  The term of Mr. Tartavull’s employment will automatically renew for one year increments, unless either party provides the other party with a prior written notice of non-renewal at least 60 days prior to the renewal date.  The Amendment clarifies that Mr. Tartavull will be entitled to severance in the event of non-renewal. All other material terms of Mr. Tartavull’s employment set forth in his original employment agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

By:	/s/ Roy S. Luria
Roy S. Luria Senior Vice President, General Counsel and Corporate Secretary
Date:  May 14, 2015

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